EXHIBIT 99(g)



                      [Peters Elworthy & Moore letterhead]


NCT Group, Inc.                                             Our Ref:  PRC/J/5799
(formerly Noise Cancellation Technologies, Inc.)
1025 West Nursery Road
Suite 120                                                   Date:  11 April 2000
Linthicum
MD  21090-2103
USA



Dear Sirs:


We are writing you with confirmation that the accounts for the year ended 31 December 1999 were audited under auditing standards which are "substantially similar" or "similar in all material respects" to US General Accepted Audit Standards.


Yours faithfully


/s/ PETERS ELWORTHY & MOORE